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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                             --------------------

                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                      ----------------------------------


                     November 15, 1999 (November 5, 1999)
               ------------------------------------------------
               Date of Report (Date of earliest event reported)



                              THE PRESLEY COMPANIES*
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   0-18001                    33-0864902
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)            File Number)           Identification Number)


               19 Corporate Plaza, Newport Beach, California 92660
               ---------------------------------------------------
               (Address of principal executive offices) (zip code)



                                 (949) 640-6400
               --------------------------------------------------
               Registrant's telephone number, including area code



----------------
* The Presley Companies, a Delaware corporation ("Old Presley"), on November
  11, 1999 merged with and into its wholly owned subsidiary, Presley Merger Sub, Inc., a Delaware corporation ("New Presley") with New Presley being the surviving corporation and changing its name to "The Presley Companies."
  On that date, New Presley became the successor registrant to Old Presley.

   This current report on Form 8-K is filed by New Presley, pursuant to a letter from the office of the Chief Counsel, Division of Corporation Finance, of the Securities and Exchange Commission (the "SEC") dated October 8, 1999 (the
"SEC Letter") in response to an interpretative request of Old Presley. In accordance with the SEC Letter, this Form 8-K is filed, in lieu of filing a registration statement on Form 8-A, to evidence that status of New Presley as successor registrant to Old Presley under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), upon the consummation of the merger (the "Merger"), which occurred on November 11, 1999, and to register the common stock, par value $.01 per share of New Presley ("New Presley Common Stock") as the successor equity security of the Series A Common Stock, par value $.01 per share of Old Presley, under Section 12(b).


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Item 1. Not Applicable.

Item 2. Acquisition or Disposition of Assets.

         On November 5, 1999, The Presley Companies ("Presley") through its subsidiaries and limited liability companies Presley Homes, WLPC, Inc. and PH Institutional Ventures purchased substantially all of the real estate and related assets of William Lyon Homes, pursuant to the Purchase Agreement and Escrow Instructions, dated as of October 7, 1999, with William Lyon Homes, William Lyon and William H. Lyon.

        The real estate assets purchased from William Lyon Homes consist of 9 properties located in Northern California and 9 properties located in Southern California. The properties are all entitled. Generally, "entitled" land has a development agreement and/or vesting tentative map, or a final recorded plat or map from the appropriate county or city government. Development agreements and vesting tentative maps generally provide for the right to develop the land in accordance with the provisions of the development agreement or vesting tentative map unless an issue arises concerning health, safety or welfare. The non real estate assets consist of machinery, land deposits, receivables, cash, equipment, computers, furniture, work force in place, corporate names, customer base, information base, housing plans, prepaid office rents and club memberships.

        The total purchase price consisted of approximately $43 million in cash and the assumption of substantially all of the liabilities of William Lyon Homes. The purchase price was determined based on the value as of December 31, 1998 of the real property and related assets acquired. The parties intended that these assets, together with all income, receivables, escrow and other proceeds, purchase deposits, cash and other assets earned or received from any sale of any of these assets, including any assets acquired with sales proceeds, in the ordinary course of business since January 1, 1999 and through November 5, 1999 would inure to the buyers. These amounts are to be net of any amounts that have been used to pay or satisfy land acquisition or development costs, capital expenditures, principal or interest on indebtedness, accounts payable, accrued liabilities, employee wages and benefits, taxes, and other liabilities and operating expenses existing on December 31, 1998 and incurred in the ordinary course of business. The cash portion of the purchase price is subject to adjustment. Ernst & Young LLP will complete a review and deliver to the parties its final determination of any adjustment to the purchase price on or before December 4, 1999. Presley funded the asset purchase through borrowings from its existing working capital facility and the assumption of existing indebtedness on certain real estate projects that were acquired. The purchase of the assets was negotiated by a Special Committee of independent directors of Presley.

        William Lyon Homes is owned by William Lyon and William H. Lyon.
William Lyon is the Chairman of the Board of The Presley Companies. William Lyon and his affiliate own approximately 49.9% of the outstanding common stock of The Presley Companies.

Items 3 and 4. Not Applicable.

Item 5.  Other Events.

        On November 5, 1999, The Presley Companies issued a press release, a copy of which is attached hereto as Exhibit 99.1 announcing the closing of the asset purchase and the approval by a majority of the outstanding Series A Common Stock and Series B Common Stock, voting together as a class, of the Certificate of Ownership and Merger, pursuant to which The Presley Companies merged with and into its wholly-owned subsidiary Presley Merger Sub, Inc.

         On November 11, 1999, The Presley Companies issued a Press Release, a copy of which is attached hereto as Exhibit 99.2 announcing the consummation of the merger effective as of 12:01 a.m. on November 11, 1999 and the release of earnings for the quarter ended September 30, 1999 of $10,720,000 or $1.03 per share compared to $3,299,000 or $0.32 per share for the quarter ended September 30, 1998.

        On November 11, 1999, The Presley Companies issued a Press Release, a copy of which is attached hereto as Exhibit 99.3 announcing the consummation of the merger and the conversion of the shares of Series A Common Stock and Series B Common Stock on a 1 for 5 exchange ratio into the new shares of Common Stock of the surviving corporation.

        Effective as of the effective time of the Merger on November 11, 1999, New Presley Common Stock is deemed registered pursuant to Section 12(b) of the 1934 Act.


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Item 6.  Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        Pro forma financial information required by Article 11 of Regulation S-X and the financial statements of William Lyon Homes will be filed by amendment not later than 60 days after the date of the initial report.

         Exhibit 10.2 -- Purchase Agreement and Escrow Instructions, dated as of
                         October 7, 1999, by and among The Presley Companies, Presley Homes, William Lyon Homes, William Lyon and William H. Lyon (previously filed as Exhibit 10.2 to the Registration Statement on Form S-4 filed on October 7, 1999 and incorporated herein by this reference).

         Exhibit 99.1 -- Press Release dated November 5, 1999.

         Exhibit 99.2 -- Press Release dated November 11, 1999.

         Exhibit 99.3 -- Press Release dated November 11, 1999.

Item 8.  Not Applicable.

                                    SIGNATURE

         Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 1999
                                           THE PRESLEY COMPANIES,
                                           a Delaware corporation


                                           By:    /s/ David M. Siegel
                                                  ------------------------------
                                           Name:  David M. Siegel
                                           Title: Senior Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer


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                                  EXHIBIT INDEX


Exhibit                             Description
-------                             -----------
 10.2             Purchase Agreement and Escrow Instructions, dated as of
                  October 7, 1999, by and among The Presley Companies,
                  Presley Homes, William Lyon Homes, William Lyon and
                  William H. Lyon (previously filed as Exhibit 10.2 to
                  the Registration Statement on Form S-4 filed on October
                  7, 1999 and incorporated herein by this reference).

 99.1             Press Release Dated November 5, 1999.

 99.2             Press Release Dated November 11, 1999.

 99.3             Press Release Dated November 11, 1999.


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